EXHIBIT 5

WARNER NORCROSS & JUDD LLP
Attorneys At Law
900 Old Kent Building
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2489
Telephone: (616) 752-2000
Fax: (616) 752-2500

June 5, 2000

Spartan Stores, Inc.
850 76th Street
P.O. Box 8700
Grand Rapids, Michigan 49518
Re:	Spartan Stores, Inc. Registration Statement on Form S-4

Gentlemen:

                    We are counsel to Spartan Stores, Inc. ("Spartan") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Spartan common stock, no par value ("Common Stock") pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on May 15, 2000.

                    We are familiar with the proceedings taken by Spartan in connection with the authorization of up to 6,712,810 shares of Common Stock to be issued to the shareholders of Seaway Food Town, Inc. We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

                    Based upon the foregoing, we are of the opinion that the Common Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement, legally issued, fully paid, and nonassessable.

                    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

                    This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601 of Regulation S-K, and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.
WARNER NORCROSS & JUDD LLP By: /s/ Alex J. DeYonker Alex J. DeYonker, Partner